Exhibit 99.2

October 27, 2015

Dear Plan Participant:

National Penn Bancshares, Inc. maintains a 401(k) plan called the “Capital Accumulation Plan” in which you currently participate.

As of October 20, 2015, the record date for the special meeting of shareholders to be held on December 16, 2015, some or all of your 401(k) plan account is invested in National Penn stock.

The plan provides for “pass-through” voting of the National Penn stock held in the plan. The plan trustee asks each participant to give the trustee instructions on how to vote the National Penn shares held in his or her account. Accordingly, enclosed is your Voting Instruction Card, which includes your name and the number of shares held in your Plan account.

Your vote is important. Please consider carefully the matters to be voted upon at the special meeting, as described in the proxy statement. Then, please mark the card with your voting instructions, sign and date it, and return it in the enclosed envelope to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, RI 02940-5068. Or, you may vote by telephone or Internet by following the instructions on the enclosed card. The deadline for voting your shares is 1:00 AM Eastern Time on Wednesday, December 9. Your vote will be cast by the plan trustee, and your individual vote will be held in strictest confidence.

The proxy/prospectus statement for the special meeting is enclosed for your review.

If you have any questions about casting your vote on your 401(k) share balance, please contact Nancy Gigler-Smith, Vice President, National Penn Investors Trust Company, at (610) 530-6820.

Sincerely,

Scott V. Fainor
President & CEO

Enclosures

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your vote instruction card, you may choose one of the voting methods outlined below to vote.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote instructions submitted by the Internet or telephone must be received by 1:00 AM Eastern Time, on December 9, 2015.
Vote by Internet • Go to www.envisionreports.com/npbc • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

		For	Against	Abstain	+
1.	Approval of the Agreement and Plan of Merger, dated as of August 17, 2015 (the “Merger Agreement”), as it may be amended from time to time, by and between BB&T Corporation, a North Carolina corporation, and National Penn Bancshares, Inc., a Pennsylvania corporation (“National Penn”).	☐	☐	☐

2.	Approval, by advisory (non-binding) vote, of certain compensation arrangements for National Penn named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐

3.	Approval of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting of Shareholders.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.
/ /

Admission Ticket – Non-Transferable

National Penn Bancshares, Inc.

Special Meeting of Shareholders

December 16, 2015, at 8:00 a.m. (Eastern Time)

The Renaissance Allentown Hotel, Ballroom

12 North Seventh St., Allentown, PA 18101

FOR SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE MEETING

Detach and retain this portion and present for admittance to meeting.

You can view the Proxy Statement/Prospectus on the Internet at: http://www.envisionreports.com/npbc

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

VOTING INSTRUCTION CARD — National Penn Bancshares, Inc.

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.

This Voting Instruction Card serves to instruct the plan trustee under the National Penn Bancshares. Inc. Capital Accumulation Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the Special Meeting of Shareholders of National Penn to be held on December 16, 2015, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the plan trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

This voting instruction card, when properly executed, will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the plan trustee in accordance with the terms of the Plan and applicable law.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your card. To vote by mail, mark, sign and date your card and return it in the enclosed postage-paid envelope.

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE.

(Continued on reverse side)